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                                                                   EXHIBIT 21.1




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
 SUBSIDIARIES OF FINLAY FINE JEWELRY CORPORATION                  JURISDICTION
 -----------------------------------------------                  ------------
 Finlay Jewelry, Inc.                                               Delaware
 Finlay Merchandising & Buying, Inc.                                Delaware
 Sonab Holdings, Inc.                                               Delaware
 Sonab International, Inc.                                          Delaware
 Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.                France
 eFinlay, Inc.                                                      Delaware
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